Exhibit 99.11

NRG News Release

NRG Energy Reports Record 2001 Third Quarter Earnings of 71 Cents per Share;
On Track to Deliver $1.35 per Share for 2001

Highlights:

•     Earnings per share for the third quarter 2001 were $0.71, a 45 percent increase over the third quarter 2000.

•     Earnings per share for the first nine months of 2001 were $1.17, a 34 percent increase over the comparable period in 2000.

•     Net income for the first nine months of 2001 was $225.9 million, a 60 percent increase over the comparable period in 2000.

•     Total revenues for the nine months ended September 30, 2001 were $2.33 billion, a 59 percent increase over the same period of        2000.

MINNEAPOLIS (October 11, 2001) — On the eve of its investor conference, NRG Energy, Inc. (NYSE: NRG) today reported record financial results for the quarter and nine months ended September 30, 2001.

Earnings per share for the third quarter of 2001 increased 45 percent to $0.71 compared to $0.49 in the third quarter 2000. Earnings per share were $1.17 for the first nine months of 2001 compared to $.87 for the first nine months of 2000. Net income for the first nine months of 2001 increased 60 percent to $225.9 million for the first nine months of 2000. Total revenues grew 59 percent to $2.33 billion for the nine-month period compared to $1.47 billion for the first nine months of 2000.

“NRG continues to deliver earnings and shareholder value through one of the industry’s most diverse portfolios of generating assets, and we are confident of sustaining our earnings growth momentum well into the future,” said David H. Peterson, NRG chairman, president and chief executive officer. “Our diversified strategies work, and NRG is well positioned to capitalize on opportunities in the markets we serve by virtue of our diverse generating facilities, which vary by type, fuel, and geographic location.”

The company attributed the strong earnings performance to increased returns from a larger generation portfolio, contracted electricity sales, returns on power marketing activities, and superior operating performance.

“Consistently strong growth through financially disciplined acquisition and greenfield development programs is an NRG hallmark,” said Peterson. “We are able to leverage our portfolio with operating expertise that allows us to keep our plants running in order to take advantage of favorable prices for electricity.”

“NRG is confident we will deliver $1.35 in earnings per share for 2001 and will continue that 25 percent growth,” said Peterson, looking ahead. “Given our pipeline of projects and our prudent risk management strategies, we expect to earn between $1.65 and $1.70 per share in 2002.”

The 2002 forecast includes earnings contributions from several projects currently under construction as well as additional growth attributable to new acquisitions NRG believes it will successfully close during the year.

NRG continues to derive earnings benefit from increased generation capacity due to a number of recently closed transactions. Since September 30, 2000, NRG has increased megawatt (MW) ownership in generating facilities in operation or construction by 65 percent—from 14,476 MW to 23,914 MW.

Projects closed during the third quarter 2001 are listed in the table below.

		Net MW	Operating Status or
Project Name	Location	Increase	Operation Date

Saguaro	Nevada, USA	53	Operating

McClain	Oklahoma, USA	400	Operating

Timber Energy Resources	Florida, USA	14	Operating

Ilion	New York, USA	60	Operating

Kondapaali	India	107	Operating

Hsinchu	Taiwan	102	Operating

Rockford I	Illinois, USA	342	Operating

Rockford II	Illinois, USA	171	2nd quarter 2002

Bourbonnais I	Illinois, USA	1,121	4th quarter 2003

TermoRio	Brazil	520	1st quarter 2004

Bourbonnais II	Illinois, USA	561	1st quarter 2005

Projects that have closed, or are expected to close, during the fourth quarter 2001 are listed below.

		Net MW	Operating Status or
Project Name	Location	Increase	Operation Date

Balti Power Station	Estonia	691	Operating

Eesti Power Station	Estonia	632	Operating

BL England	New Jersey, USA	447	Operating

Deepwater	New Jersey, USA	239	Operating

Kangal	Turkey	219	Operating

Commonwealth Atlantic	Virginia, USA	188	Operating

Conemaugh	Pennsylvania, USA	66	Operating

Cementos Pacasmayo	Peru	66	Operating

James River	Virginia, USA	55	Operating

Cahua	Peru	45	Operating

Keystone	Pennsylvania, USA	42	Operating

Bayou Cove	Louisiana, USA	320	3rd quarter 2002

Berrians	New York, USA	79	3rd quarter 2002

Meriden Power	Connecticut, USA	540	3rd quarter 2003

Gila Bend	Arizona, USA	825	2nd quarter 2004

NRG plans to detail its 36,611 MW pipeline of projects in operation, construction and advanced development at its investor conference. [See Attachment.] The completion of the projects in this pipeline is expected to deliver more than 25 percent compound annual earnings growth rate through 2005. During its investor conference, NRG will outline different corporate MW growth scenarios—including a 36,611 MW plan scenario, and a 50,000 MW target scenario, and will provide information about NRG’s regional targets that comprise more than 50,000 MW.

“Stringent investment criteria are critical to our success and we constantly assess each project’s potential returns and allocate capital only to those warranting investment,” said Peterson. “NRG will only develop and retain those projects that it believes will add to earnings and enhance our regional portfolio strategy.”

Peterson elaborated on enhancing portfolio returns when he said, “Our North American Power Marketing Group extracts additional value from our portfolio, which we estimate adds approximately 100-200 basis points in additional incremental return on equity, by trading around the company’s assets without taking undue speculative risks. In addition to trading success, NRG’s contracting strategy is proving to be a competitive advantage as we face economic uncertainties that may affect the price of power in the future.”

NRG North America has forward contracts in place for approximately 70 percent of the electricity it expects to sell in 2002 and approximately 65 percent of its estimated output in 2003.

On Friday at the NRG investor conference, NRG senior management will address financing the company’s growth plans. “The 36,611 MW pipeline of projects will require additional equity approaching $1 billion over the next four years,” said Leonard A. Bluhm, NRG chief financial officer. “Although increased operating cash flows will fund much of our growth, we anticipate the need for an additional $500 million in equity sometime during the next 18 months, with the balance to be issued in later years.”

The company also said it would be seeking to increase its revolving credit facility, used for general corporate purposes, from $500 million to $750 million. NRG continues to maintain investment grade ratings for its corporate debt from both Moody’s and S&P (Baa3/BBB-).

Investor Conference Web Cast

NRG’s Investor Conference is scheduled for Friday, October 12 from 9:00 am to 3:30 pm (Eastern.) To access the audio web cast and virtual presentation go to the company’s web site, www.nrgenergy.com, and click on “Investor Relations,” and then click on “Presentations.”

You must have Real Media or Windows Media Player loaded onto your personal computer. The web cast and presentation will be archived on the NRG website.

The information in this news release includes forward-looking statements in addition to historical information. Forward-looking statements above include, but are not limited to, expected earnings, future growth, financial performance, anticipated future equity offerings and expected project closings. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated above include, among others, factors affecting power generation operations such as unusual weather conditions, unscheduled generator outages, unanticipated changes in fuel costs or availability and environmental incidents; changes in government regulation or the implementation of government regulations as a result of the California energy crisis, which could result in NRG’s failure to obtain regulatory approvals required to close project acquisitions, and which could adversely affect the continued deregulation of the electric industry; unanticipated developments in the California energy market, including defaults on amounts due and adverse results in current or future litigation; risks associated with the timely completion of development projects, including obtaining competitive contracts and construction delays; a change in general economic conditions, which could affect the demand for electricity; and factors affecting the availability or cost of capital, such as changes in interest rates and market perceptions of the power generation industry, NRG or any of its subsidiaries.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included tin this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG’s filings with the Securities and Exchange Commission.

More information on NRG is available at www.nrgenergy.com

#   #   #

Contacts:	Meredith Moore

Media Relations

612.373.8892

Rick Huckle

Investor Relations

612.313.8900

Consolidated Statements of Income
NRG Energy, Inc. and Subsidiaries
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2001	2000	2001	2000

(In thousands, except per share amounts)

Operating Revenues and Equity Earnings

Revenues from majority-owned operations	$852,170	$533,156	$2,137,734	$1,339,663

Equity in operating earnings of unconsolidated affiliates	111,132	91,642	191,634	130,171

Total operating revenues and equity earnings	963,302	624,798	2,329,368	1,469,834

Operating Costs and Expenses

Cost of majority-owned operations	525,288	319,438	1,428,429	840,269

Depreciation and amortization	58,709	36,424	142,401	87,276

General, administrative, and development	69,935	41,727	168,781	98,015

Total operating costs and expenses	653,932	397,589	1,739,611	1,025,560

Operating Income	309,370	227,209	589,757	444,274

Other Income (Expense)

Minority interest in earnings of consolidated subsidiaries	(3,380)	(3,077)	(8,038)	(7,158)

Other income, net	23,172	346	37,117	1,911

Interest expense	(130,249)	(81,250)	(323,008)	(215,425)

Total other expense	(110,457)	(83,981)	(293,929)	(220,672)

Income before Income Taxes	198,913	143,228	295,828	223,602

Income Tax Expense	57,333	54,624	69,956	82,671

Net Income	$141,580	$88,604	$225,872	$140,931

Weighted Average Number of Common Shares Outstanding — Basic	198,534	180,000	193,712	161,114

Earnings per Weighted Average Common Share — Basic	$0.71	$0.49	$1.17	$0.87

Weighted Average Number of Common Shares Outstanding — Diluted	199,436	182,683	195,452	162,242

Earnings per Weighted Average Common Share — Diluted	$0.71	$0.49	$1.16	$0.87

NRG PORTFOLIO PROJECT LIST
NORTH AMERICA

		NRG Ownership

	Location	% Ownership	(Net MW)	Fuel Type

Mid-Atlantic
Indian River	Millsboro, DE	100.00	784.0	Coal/Oil

BL England[2]	Beesleys Point, NJ	100.00	447.0	Coal/Oil

Deepwater[2]	Pennsville, NJ	100.00	239.0	Coal/Natural Gas/Oil

Vienna	Vienna, MD	100.00	170.0	Oil

Conemaugh[2]	New Florence, PA	7.55	129.1	Coal/Oil

Dover Energy	Dover, DE	100.00	106.0	Natural Gas/Coal

Keystone[2]	Shelocta, PA	6.17	105.6	Coal/Oil

Advanced development[3]	Various	50.00	242.5	Natural Gas/Oil/Coal

Total Mid-Atlantic Region			2,223.2

Northeastern

Oswego	Oswego, NY	100.00	1,700.0	Oil/Natural Gas

Middletown	Middletown, CT	100.00	856.2	Oil/Natural Gas/Jet

Arthur Kill	Staten Island, NY	100.00	842.0	Natural Gas/Oil

Huntley	Tonawanda, NY	100.00	760.0	Coal

Astoria Gas Turbines	Queens, NY	100.00	614.0	Natural Gas/Oil

Dunkirk	Dunkirk, NY	100.00	600.0	Coal

Meriden[1]	Meriden, CT	100.00	540.0	Natural Gas/Oil

Montville	Uncasville, CT	100.00	497.6	Oil/Natural Gas/Diesel

Devon	Milford, CT	100.00	400.5	Natural Gas/Oil/Jet Fuel

Norwalk Harbor	So. Norwalk, CT	100.00	353.0	Oil

Somerset Power	Somerset, MA	100.00	229.0	Coal/Oil/Jet Fuel

Berrians[3]	Queens, NY	100.00	79.0	Natural Gas/Oil

Cos Cob	Cos Cob, CT	100.00	68.5	Jet Fuel

Ilion	Ilion, NY	100.00	60.0	Natural Gas/Oil

Kingston Cogeneration	Kingston, Ontario, Canada	25.00	27.5	Natural Gas

Parlin Cogeneration	Parlin, NJ	20.00	24.4	Natural Gas/Oil

Torrington	Torrington, CT	100.00	21.8	Jet Fuel

Branford	Branford, CT	100.00	18.8	Jet Fuel

Franklin Drive	Torrington, CT	100.00	18.3	Jet Fuel

Grays Ferry Cogeneration	Grays Ferry, PA	10.00	15.0	Natural Gas/Oil

PERC	Orrington, ME	59.00	12.5	Refuse Derived Fuel

Paxton Creek	Harrisburg, PA	100.00	12.0	Natural Gas

Newark Cogeneration	Newark, NJ	20.00	10.8	Natural Gas/Oil

Philadelphia Water Dept	Philadelphia, PA	16.60	3.7	Diesel/Methane

Turners Falls (idle)	Turners Falls, MA	8.90	1.8	Coal

Northeastern brownfield[3]	Various	100.00	545.0	Natural Gas

Total Northeastern Region			8,311.4

North Central

Kendall[1] (and expansion3)	Minooka, IL	100.00	1,752.0	Natural Gas

Bourbonnais[3] (and expansion3)	Bourbonnais, IL	100.00	1,682.0	Natural Gas

Nelson[1]	Nelson Township, IL	100.00	1,168.0	Natural Gas

Audrain	Vandalia, MO	100.00	640.0	Natural Gas

Rockford I	Rockford, IL	100.00	342.0	Natural Gas

Rocky Road	East Dundee, IL	50.00	175.0	Natural Gas

Rockford II1	Rockford, IL	100.00	171.0	Natural Gas

Morris Cogeneration	Morris, IL	14.01	23.4	Natural Gas/Methane

Cadillac	Cadillac, MI	50.00	19.0	Wood

Total North Central Region			5,972.4

	Location	% Ownership	(Net MW)	Fuel Type

South Central

Big Cajun II (and expansion3)	New Roads, LA	86.04	2,163.5	Sub-bituminous Coal

Pike[3]	Holmesville, MS	100.00	1,168.0	Natural Gas

Batesville (and expansion3)	Batesville, MS	100.00	1,129.0	Natural Gas

Hardee[3] (and expansion3)	Wachula, FL	100.00	854.0	Natural Gas

Brazos Valley[1]	Thompsons, TX	100.00	633.0	Natural Gas

Kaufman[3]	Mesquite, TX	100.00	545.0	Natural Gas

Big Cajun I	Baton Rouge, LA	100.00	458.0	Natural Gas

McClain	Newcastle, OK	77.00	400.4	Natural Gas

Bayou Cove[3]	Jennings, LA	100.00	320.0	Natural Gas

Sabine River[1]	Orange, TX	50.00	210.0	Natural Gas

Sterlington	Sterlington, LA	100.00	202.0	Natural Gas

Mustang	Denver City, TX	25.00	121.8	Natural Gas

Pryor Cogeneration	Pryor, OK	20.00	22.0	Natural Gas

Timber Energy Resources	Telogia, FL	100.00	13.8	Biomass

Power Smith Cogeneration	Oklahoma City, OK	8.75	9.6	Natural Gas

South Central brownfield[3]	Various	50.00	235.0	Natural Gas

Total South Central Region			8,485.1

Western

Gila Bend[3]	Gila Bend, AZ	100.00	825.0	Natural Gas

El Segundo Power (demo[3] & repower3)	El Segundo, CA	50.00	645.5	Natural Gas

Encina Power Station	Carlsbad, CA	50.00	482.5	Natural Gas/Oil

Long Beach Generating	Long Beach, CA	50.00	265.0	Natural Gas

Crockett Cogeneration	Crockett, CA	57.67	138.4	Natural Gas

San Diego Turbines	San Diego, CA	50.00	126.5	Natural Gas/Diesel

Saguaro (and buyout3)	Henderson, NV	65.00	68.3	Natural Gas/Oil

Mt. Poso	Bakersfield, CA	39.50	19.6	Coal

Western brownfield[3]	TBD	50.00	472.5	Natural Gas/Oil

Total Western Region			3,043.3

Other North America

NEO[1]	Various	50-100	190.2	LFG/Hydro/Oil/Natural gas

Energy Investors Fund[1]	Various	Various	12.7	Various

Total Other North America			202.9

Total North America			28,238.3

INTERNATIONAL

		NRG Ownership

	Location	% Ownership	(Net MW)	Fuel Type

Europe
Balti[2]	Narva, Estonia	49.00	690.9	Oil Shale

Killingholme A	North Lincolnshire, England	100.00	680.0	Natural Gas

Eesti[2]	Narva, Estonia	49.00	632.1	Oil Shale

Schkopau	Halle, Germany	41.90	400.0	Lignite Coal

Csepel II	Budapest, Hungary	100.00	389.0	Natural Gas/Oil

Seyitömer[2]	Kütahya, Turkey	47.50	285.0	Lignite Coal

Kangal[2]	Sivas, Turkey	48.00	219.4	Lignite Coal

ECK Generating	Kladno, Czech Republic	44.50	153.5	Waste Coal/Natural gas/Oil

MIBRAG	Thiessen, Germany	66.67	119.0	Lignite Coal

Enfield Energy Centre[1]	Enfield, England	25.00	99.0	Natural Gas/Oil

Energy Center Kladno	Kladno, Czech Republic	44.40	12.4	Waste Coal

CEEP	Warsaw, Poland	9.33	1.4	Various

Total Europe			3,681.7

Asia-Pacific

Gladstone Power Station	Gladstone, Qld., Australia	37.50	630.0	Coal

Flinders Northern	Port Augusta, S.A., Australia	100.00	520.0	Coal

Loy Yang Power A	Traralgon, Vic., Australia	25.37	507.4	Lignite Coal

Tainan[3]	Tainan, Taiwan	60.00	294.0	Liq. Natural Gas

Hsinchu (and expansion3)	Taipei, Taiwan	60.00	249.0	Liq. Natural Gas

Flinders Playford	Port Augusta, S.A., Australia	100.00	240.0	Coal

Lanco Kondapalli	Kondapalli, India	30.00	106.5	Natural Gas/Oil

Collinsville	Collinsville, Qld., Australia	50.00	96.0	Coal

EDL	Various	Various	85.9	Natural Gas/LFG/Oil

Total Asia-Pacific			2,728.8

Latin America

TermoRio[1]	Rio de Janeiro, Brazil	50.00	520.0	Natural Gas

COBEE	Bolivia	98.9	216.8	Hydro/Natural Gas

Itiquira Energetica[1]	Rondonapolis, Brazil	98.73	154.0	Hydro

Cementos Pacasmayo[2]	Peru	100.00	66.1	Hydro/Oil

Scudder Latin America Power	Various	Various	54.1	Natural Gas/Coal/Oil/ Hydro/Geothermal
Bulo Bulo	Carrasco, Bolivia	60.00	52.8	Natural Gas

Cahua[2] (and buyout3)	Peru	100.00	45.0	Hydro

Latin America greenfield[3]	Argentina	100.00	740.0	Natural Gas

Advanced Development	Various	36.50	163.5	Natural Gas

Total Latin America			2,012.3

Total International			8,422.8

Total North America			28,238.3

Worldwide Power Projects			36,661.1

[1]	Includes facilities under construction
[2]	Facilities subject to signed acquisition agreements
[3]	Announced development